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                                                                    Exhibit 21.1
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                        Subsidiaries of the Registrant
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                                                                 Jurisdiction of
Subsidiary                                                          Organization
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Anderson-Tully Veneers, L.P.                                         Mississippi
Anderson-Tully GP Company                                            Mississippi
Anderson-Tully Timber Company                                        Mississippi
Anderson-Tully Lumber Company                                        Mississippi
Anderson-Tully Management Services LLC                               Mississippi
Patton-Tully Transportation LLC                                      Mississippi
Tenarc Construction Company                                            Tennessee